AMENDMENT NO. 1

TO

CLEVELAND-CLIFFS INC
RESTRICTED SHARES AGREEMENT

THIS AMENDMENT NO. 1 is made this      day of      , 2005, by Cleveland-Cliffs Inc (the “Company”) and      (the “Grantee”).

WITNESSETH:

WHEREAS, effective March 8, 2005 the Company granted to the Grantee certain shares of the Company’s common stock, par value $.50 per share (the “Common Shares”) subject to certain restrictions on transfer which are described in a Restricted Shares Agreement executed by the Company and accepted by the Grantee; and

WHEREAS, it is the desire of the Company and the Grantee to amend such Restricted Shares Agreement in order to allow the restrictions on half the shares subject to the Agreement to lapse on the date that the restricted shares are no longer subject to a substantial risk of forfeiture; and

NOW, THEREFORE, effective March 8, 2005, the Company and the Grantee hereby amend the Restricted Shares Agreement as follows:

(1) Section 3 of the Restricted Shares Agreement is hereby amended by the addition at the end of said Section of a new Section 3(e) to read as follows:

“(e) Notwithstanding the other provisions of this Section 3, fifty percent (50%) of the Common Shares covered by this Agreement will cease to be covered by the restrictions of this Agreement in the event that, prior to December 31, 2007, the Common Shares covered by this Agreement are not subject to, or are no longer subject to, a “substantial risk of forfeiture” as determined pursuant to the provisions of Section 83 of the Internal Revenue Code. To the extent that any Common Shares covered by this Agreement are used to satisfy withholding taxes in accordance with Section 9 of this Agreement, such Common Shares shall be deemed to have come from the portion of the Common Shares no longer subject to the restrictions of this Agreement.”

(2) Section 9 of the Restricted Shares Agreement is hereby amended by the deletion of said Section 9 and the substitution in lieu thereof of a new Section 9 to read as follows:

“9. Withholding Taxes. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with any issuance of restricted or unrestricted Common Shares or other securities pursuant to this Agreement, the Grantee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof including transferring to the Company sufficient Common Shares necessary to satisfy the withholding requirements.”

IN WITNESS WHEREOF, the Company and the Grantee have caused this Amendment No. 1 to be executed this      day of      , 2005.

CLEVELAND-CLIFFS INC

By:

Grantee: